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		                                        EXHIBIT 4.10

 NOTE      AGENT'S NAME           (MDFC logo appears here)
 NUMBER                                McDONNELL DOUGLAS
                                       FINANCE CORPORATION
   VII-                                340 Golden Shore
                                       Long Beach, California 90802

 PRINCIPAL  TRADE     DATE OF
 AMOUNT     DATE      NOTE

 MATURITY  TRUSTEE'S  TRUSTEE'S   INTEREST  TAXPAYER'S ID OR  REDEMPTION
 DATE      CUST. NO.  TICKET NO.  RATE      SOC. SEC. NO.     DATE

          NAME AND ADDRESS OF REGISTERED OWNER              SERIES VII
                                                           MEDIUM-TERM
                                                               NOTE
                                                           CONFIRMATION

                                                      PAYING AGENT - TRUSTEE
                                                      BANKERS TRUST COMPANY

 CUSTOMER'S  RETAIN    THE TIME OF THE       PLEASE SIGN     SEE
 COPY        FOR TAX   TRANSACTION WILL BE   AND RETURN      REVERSE
             PURPOSES  FURNISHED UPON        ENCLOSED        SIDE
                       WRITTEN REQUEST OF    RECEIPT
                       THE CUSTOMER

      REGISTERED       (MDFC logo appears         REGISTERED
                       here)
 NO. VII-                                    $

                     McDONNELL DOUGLAS FINANCE CORPORATION
                         % Series VII Medium-Term Note

ORIGINAL ISSUE DATE      REDEMPTION DATE        MATURITY DATE

     McDONNELL DOUGLAS FINANCE CORPORATION, a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to) for value received, hereby promises to pay to or registered assigns, the principal sum of


                           				             DOLLARS
on the Maturity Date shown above, and to pay interest thereon at the rate per annum shown above. The Company will pay interest semi-annually on March 15 and September 15, commencing with the March 15 or September 15 immediately following the Original Issue Date shown above, and on the Maturity Date shown above, provided, however, that if the Original Issue Date shown above is after March 1 and on or before the immediately following March 15 or after
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September 1 and on or before the immediately following September 15, interest payments will commence on the next succeeding September 15 or March 15 as the case may be. Interest on the Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Original Issue Date shown above. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or the September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. THIS NOTE IS ONE OF THE SERIES DESIGNATED AS SERIES VII MEDIUM-TERM NOTES (THE "NOTES").

     Unless the certificate of authentication hereof has been executed by the Trustee under such Indenture this Note shall not be entitled to any benefit under such Indenture, or be valid or obligatory for any purposes.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed manually or in facsimile, under its corporate seal to be imprinted hereon.

Dated:                            McDONNELL DOUGLAS FINANCE CORPORATION
                             (MDFC corporate seal
                                 appears here)

                                             By
        TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

     This is one of the Securities           /s/ James T. McMillan
of the series designated herein
referred to in the within-mentioned
Indenture                                              President

	BANKERS TRUST COMPANY, as Trustee    Attested:

By 	                                     /s/ H. David Heumann

                     Authorized OfficerAssistant Secretary
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                              COMMISSION SCHEDULE

     On sales agent of McDonnell Douglas Finance Corporation we will receive a commission equal to the following percentage of the principal amount of Notes sold:

               Term                     Commission Rate
          From 9 months to 1 year           .125%
          More than 1 year to 18 months     .150%
          More than 18 months to 2 years    .200%
          More than 2 years to 3 years      .250%
          More than 3 years to 4 years      .325%
          More than 4 years to 5 years      .450%
          More than 5 years to 6 years      .500%
          More than 6 years to 7 years      .550%
          More than 7 years to 10 years     .600%
          More than 10 years to 15 years    .625%
          More than 15 years to 20 years    .700%
          More than 20 years to 30 years    .750%

     For each Note with a term of more than one year and not more than four years, the commission rate shall be: Term (in number of full months) X 1/12 X
 .125% of principal amount.

                     McDONNELL DOUGLAS FINANCE CORPORATION
                          Series VII Medium-Term Note

     This Note is one of a duly authorized issue of Securities of the Company (hereinafter called the "Securities"), unlimited as to principal amount, issued and to be issued under an indenture dated as of April 15, 1987 (herein called the "Indenture"), between the Company and Bankers Trust Company, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered.

     This Note may not be redeemed prior to the Redemption Date shown above. If no Redemption Date is shown above, this Note is not redeemable prior to maturity. On and after the Redemption Date shown above, this Note is redeemable in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $100,000) at the option of the Company at a redemption price equal to 100% of the principal amount to be redeemed, together with interest thereon payable to the date of redemption, upon notice given not more than 60 nor less than 30 days prior to the date of redemption. In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

     If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.
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     The Indenture permits, with certain exceptions as therein provide, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Securities at the time Outstanding of each series affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor in lieu hereof whether or not notation for such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable by the Holder hereof in the Security Register upon due presentment of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series in authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in denominations of $100,000 and any larger denomination which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like principal amount of Notes of this series of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes whether or not this Note be overdue, and neither the Company, the Trustee, the Security Registrar nor any such agent shall be affected by notice to the contrary.

     The Holder of this Note shall not have recourse for the payment of principal of or interest on this Note or for any claim based on this Note or the Indenture, against any director, officer or stockholder, past, present or future, of the Company. By acceptance of this Note, the Holder waives any such claim against any such Person.
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     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                  ASSIGNMMENT

 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

          PLEASE INSERT SOCIAL
          SECURITY OR OTHER
          IDENTIFYING NUMBER
          OF ASSIGNEE


            PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE

______________________________________________________________________________

______________________________________________________________________________
the within Note of McDONNELL DOUGLAS FINANCE CORPORATION and hereby does irrevocably constitute and appoint___________________________________Attorney to transfer the said Note on the books of the within Company, with full power of substitution in the premises.

Dated _______________________     _____________________________________

                                  _____________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
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 6  (THIS PAGE REPRESENTS THE CARBON COPY FOR TRUSTEE, AGENT AND COMPANY)


NOTE      AGENT'S NAME           (MDFC logo appears here)
NUMBER                           McDONNELL DOUGLAS
                                 FINANCE CORPORATION
VII-                             340 Golden Shore
                                 Long Beach, California 90802

 PRINCIPAL  TRADE     DATE OF
 AMOUNT     DATE      NOTE

 MATURITY  TRUSTEE'S  TRUSTEE'S    INTEREST  TAXPAYER'S ID   REDEMPTION
 DATE      CUST. NO.  TICKET NO.   RATE      OR SOC. SEC.    DATE
                                             NO.

          NAME AND ADDRESS OF REGISTERED OWNER              SERIES VI
                                                           MEDIUM-TERM
                                                               NOTE
                                                           CONFIRMATION

                                                      PAYING AGENT - TRUSTEE
                                                      BANKERS TRUST COMPANY

FOR TRUSTEE/AGENT/COMPANY RECORDS

REGISTERED       (MDFC logo appears here)         REGISTERED

NO. VII-                                    $

                     McDONNELL DOUGLAS FINANCE CORPORATION
                         % Series VII Medium-Term Note

ORIGINAL ISSUE DATE      REDEMPTION DATE        MATURITY DATE


Received of BANKERS TRUST COMPANY, the Series VII Medium-Term Note of McDonnell Douglas Finance Corporation bearing the above serial number, payable to or registered assigns, the principal sum of


                                                                DOLLARS



Dated:
                                  _____________________________________
     RECEIPT
     NOT NEGOTIABLE               By __________________________________

                                  Date ________________________________